EXHIBIT 10.17
Execution Copy







                     Smith's Food & Drug Centers, Inc.





                              Note Agreement


                       Dated as of November 1, 1993





     Re:     $81,000,000 6.44% Senior Notes, Series 1993-E,
                           Due December 1, 2005,
              $21,000,000 6.54% Senior Notes, Series 1993-F,
                           Due December 1, 2007,
              $35,000,000 6.69% Senior Notes, Series 1993-G,
                           Due December 1, 2010
                                    and
              $13,000,000 6.94% Senior Notes, Series 1993-H,
                           Due December 1, 2015






                             Table of Contents

                       (Not a part of the Agreement)

Section                         Heading                                Page

Section 1.     Description of Notes and Commitment                    1

   Section 1.1. Description of Notes                                  1
   Section 1.2. Commitment, Closing Date                              2
   Section 1.3. Other Agreements                                      3

Section 2.     Prepayment of Notes                                    3

   Section 2.1. Required Prepayments                                  3
   Section 2.2. Optional Prepayment with Premium                      4
   Section 2.3. Prepayment of Notes upon Change of Control            5
   Section 2.4. Notice of Optional Prepayments                        8
   Section 2.5. Application of Prepayments                            8
   Section 2.6. Direct Payment                                        8

Section 3.     Representations                                        8

   Section 3.1. Representations of the Company                        8
   Section 3.2. Representations of the Purchaser

Section 4.     Closing Conditions                                     9

   Section 4.1. Conditions                                            9
   Section 4.2. Waiver of Conditions                                 10

Section 5.     Company Covenants                                     11

   Section 5.1. Corporate Existence, Etc                             11
   Section 5.2. Insurance                                            11
   Section 5.3. Taxes, Claims for Labor and Materials; Compliance with
                 Laws                                                11
   Section 5.4. Maintenance, Etc                                     12
   Section 5.5. Nature of Business                                   12
   Section 5.6. Consolidated Tangible Net Worth                      12
   Section 5.7. Limitations on Indebtedness                          12
   Section 5.8. Limitation on Liens                                  14
   Section 5.9. Mergers, Consolidations and Sales of Assets          16
   Section 5.10.Redesignation of Subsidiaries                        20
   Section 5.11.Repurchase of Notes                                  21
   Section 5.12.Transactions with Affiliates                         21
   Section 5.13.Termination of Pension Plans                         21
   Section 5.14.Reports and Rights of Inspection                     21

Section 6.     Events of Default and Remedies Therefor               24

   Section 6.1. Events of Default                                    24
   Section 6.2. Notice to Holders                                    26
   Section 6.3. Acceleration of Maturities                           26
   Section 6.4. Rescission of Acceleration                           27

Section 7.     Amendments, Waivers and Consents                      28

   Section 7.1. Consent Required                                     28
   Section 7.2. Solicitation of Holders                              28
   Section 7.3. Effect of Amendment or Waiver; Scope of Consent      29

Section 8.     Interpretation of Agreement; Definitions              29

   Section 8.1. Definitions                                          29
   Section 8.2. Accounting Principles                                40
   Section 8.3. Directly or Indirectly                               40

Section 9.     Miscellaneous                                         40

   Section 9.1. Registered Notes                                     40
   Section 9.2. Exchange of Notes                                    40
   Section 9.3. Loss, Theft, Etc. of Notes                           41
   Section 9.4. Expenses, Stamp Tax Indemnity                        41
   Section 9.5. Powers and Rights Not Waived; Remedies Cumulative    42
   Section 9.6. Notices                                              42
   Section 9.7. Successors and Assigns                               42
   Section 9.8. Substitution of Purchaser                            42
   Section 9.9. Survival of Covenants and Representations            43
   Section 9.10.Severability                                         43
   Section 9.11.Governing Law                                        43
   Section 9.12.Submission to Jurisdiction                           43
   Section 9.13.Reproduction of Documents                            43
   Section 9.14.Captions                                             44

Signature                                                            45




Attachments to Note Agreement:



Schedule I    _    Names and Addresses of Purchasers and Amounts of
              Commitments

Schedule II   _    Description of Funded Debt, Capitalized Leases, Liens
              Securing Funded Debt and Intangibles included in
              Consolidated Tangible Net Worth as of the Closing Date

Schedule III  _    Description of Restricted Subsidiaries and Unrestricted
              Subsidiaries of the Company

Exhibit A-1   _    Form of 6.44% Senior Notes, Series 1993-E, due
              December 1, 2005

Exhibit A-2   _    Form of 6.54% Senior Notes, Series 1993-F, due
              December 1, 2007

Exhibit A-3   _    Form of 6.69% Senior Notes, Series 1993-G, due
              December 1, 2010

Exhibit A-4   _    Form of 6.94% Senior Notes, Series 1993-H due December
              1, 2015

Exhibit B     _    Representations and Warranties of the Company

Exhibit C     _    Description of Special Counsel's Closing Opinion

Exhibit D     _    Description of Closing Opinion of Independent Counsel
              to the Company

Exhibit E     _    Description of Closing Opinion of the General Counsel
              to the Company

Exhibit F     _    Subordination Provisions Applicable to Subordinated
              Funded Debt

                     Smith's Food & Drug Centers, Inc.
                          1550 South Redwood Road
                        Salt Lake City, Utah  84104


                              Note Agreement




     Re:     $81,000,000 6.44% Senior Notes, Series 1993-E,
                           Due December 1, 2005,
              $21,000,000 6.54% Senior Notes, Series 1993-F,
                           Due December 1, 2007,
              $35,000,000 6.69% Senior Notes, Series 1993-G,
                           Due December 1, 2010
                                    and
              $13,000,000 6.94% Senior Notes, Series 1993-H,
                           Due December 1, 2015

                                                                Dated as of
                                                           November 1, 1993


To the Purchaser named in Schedule I
  hereto which is a signatory of this
  Agreement

Ladies and Gentlemen:

     The undersigned, Smith's Food & Drug Centers, Inc., a Delaware corporation (the "Company"), agrees with you as follows:


Section1.Description of Notes and Commitment.

Section1.1.Description of Notes. (a) The Company will authorize the issue and sale of its 6.44% Senior Notes, Series 1993-E, due December 1, 2005 (the "Series 1993-E Notes") in an aggregate principal amount equal to $81,000,000, its 6.54% Senior Notes, Series 1993-F, due December 1, 2007 (the "Series 1993-F Notes") in an aggregate principal amount equal to $21,000,000, its 6.69% Senior Notes, Series 1993-G, due December 1, 2010 (the "Series 1993-G Notes") in an aggregate principal amount equal to $35,000,000 and its 6.94% Senior Notes, Series 1993-H, due December 1, 2015 (the "Series 1993-H Notes") in an aggregate principal equal to $13,000,000. The Series 1993-E Notes, the Series 1993-F Notes, the Series 1993-G Notes and the Series 1993-H Notes are hereinafter collectively referred to as the "Notes".

     (b) The Series 1993-E Notes will be dated the date of issue, will bear interest from such date at the rate of 6.44% per annum, payable semi-annually on the first day of each June and December in each year (commencing on the first such day after the date of issue) and at maturity and will bear interest on overdue principal (including any overdue optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the Overdue Rate after the date due, whether by acceleration or otherwise, until paid. The Series 1993-E Notes shall mature on December 1, 2005 and shall be substantially in the form attached hereto as Exhibit A-1. The Series 1993-F Notes will be dated the date of issue, will bear interest from such date at the rate of 6.54% per annum payable semi-annually on the first day of each June and December in each year (commencing on the first such day after the date of issue) and at maturity and will bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the Overdue Rate after the date due, whether by acceleration or otherwise, until paid. The Series 1993-F Notes shall mature on December 1, 2007 and shall be substantially in the form attached hereto as Exhibit A-2. The Series 1993-G Notes will be dated the date of issue, will bear interest from such date at the rate of 6.69% per annum, payable semi-annually on the first day of each June and December in each year (commencing on the first such day after the date of issue) and at maturity and will bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the Overdue Rate after the date due, whether by acceleration or otherwise, until paid. The Series 1993-G Notes shall mature on December 1, 2010 and shall be substantially in the form attached hereto as Exhibit A-3. The Series 1993-H Notes will be dated the date of issue, will bear interest from such date at the rate of 6.94% per annum, payable semiannually on the first day of each June and December in each year (commencing on the first such day after the date of issue) and at maturity and will bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the overdue rate after the date due, whether by acceleration or otherwise, until paid. The Series 1993-H Notes will mature on December 1, 2015 and shall be substantially in the form attached hereto as Exhibit A-4. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in 2 of this Agreement. The term "Notes" as used herein shall include each Note delivered pursuant to this Agreement and the separate agreements with the other purchasers named in Schedule I. You and the other purchasers named in Schedule I are hereinafter sometimes referred to as the "Purchasers". The terms which are capitalized herein shall have the meanings set forth in 8.1.

Section1.2.Commitment, Closing Date. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to you, and you agree to purchase from the Company, Notes of the series and in the principal amount set forth opposite your name on Schedule I hereto at a price of 100% of the principal amount thereof on the Closing Date.

     The Notes will be delivered to you on December 1, 1993 (the "Closing Date"). Delivery of the Notes on the Closing Date will be made at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, against payment therefor in Federal Reserve or other funds current and immediately available at the principal office of Zions First National Bank in the amount of the purchase price at 10:00 A.M., Salt Lake City, Utah time. The Notes delivered to you will be delivered to you in the form of a single registered Note for the full amount of your purchase (unless different denominations are specified by you), registered in your name or in the name of such nominee, as may be specified in Schedule I attached hereto and in substantially the form attached hereto as Exhibit A-1, Exhibit A-2, Exhibit A-3 or Exhibit A-4, as the case may be.

Section1.3.Other Agreements. Simultaneously with the execution and delivery of this Agreement, the Company is entering into similar agreements with the other Purchasers under which such other Purchasers agree to purchase from the Company the principal amount of Notes set opposite such Purchasers' names in Schedule I, and your obligation and the obligations of the Company hereunder are subject to the execution and delivery of the similar agreements by the other Purchasers. This Agreement and said similar agreements with the other Purchasers are herein collectively referred to as the "Agreements". The obligations of each Purchaser shall be several and not joint and no Purchaser shall be liable or responsible for the acts of any other Purchaser.


Section2.Prepayment of Notes.

     No prepayment of the Notes may be made except to the extent and in the manner expressly provided in this Agreement.

Section2.1.Required Prepayments. In addition to paying the entire outstanding principal amount and the interest due on the Notes on the maturity dates thereof, the Company agrees it will prepay and apply and there shall become due and payable the following sums in respect of the aggregate principal indebtedness evidenced by the Notes:


                            Series 1993-E Notes

                                             Applicable Amount of
         Required Payment Dates          Required Principal Payments

            December 1, 2001                     $16,200,000
            December 1, 2002                     $16,200,000
            December 1, 2003                     $16,200,000
            December 1, 2004                     $16,200,000

                            Series 1993-F Notes

                                             Applicable Amount of
         Required Payment Dates          Required Principal Payments

            December 1, 2003                      $4,200,000
            December 1, 2004                      $4,200,000
            December 1, 2005                      $4,200,000
            December 1, 2006                      $4,200,000

                            Series 1993-G Notes

                                             Applicable Amount of
         Required Payment Dates          Required Principal Payments

            December 1, 2006                      $7,000,000
            December 1, 2007                      $7,000,000
            December 1, 2008                      $7,000,000
            December 1, 2009                      $7,000,000

                            Series 1993-H Notes

                                             Applicable Amount of
         Required Payment Dates          Required Principal Payments

            December 1, 2011                      $2,600,000
            December 1, 2012                      $2,600,000
            December 1, 2013                      $2,600,000
            December 1, 2014                      $2,600,000

     No premium shall be payable in connection with any required prepayment made pursuant to this 2.1. Any payment of less than all of any series of Notes pursuant to the provisions of any other section hereof shall not relieve the Company of the obligation to make required payments or prepayments on such series of Notes in accordance with the terms of this 2.1.

     In the event that the Company shall prepay less than all of the Notes pursuant to 2.2 hereof, the amounts of the prepayments required by this
2.1 shall be reduced in the same proportion that the principal amount of the Notes outstanding immediately preceding such partial prepayment has been reduced by such partial prepayment to the end that the remaining prepayments required to be made pursuant to the provisions of this 2.1 on the Notes remaining outstanding will result in the same proportionate rate of prepayment as if the Notes had not been so prepaid.

Section2.2.Optional Prepayment with Premium. In addition to the payments required by 2.1, upon compliance with 2.4, the Company shall be entitled, at any time and from time to time, to prepay the outstanding Notes, either in whole or in part (but if in part then in a minimum principal amount of $500,000) by payment of the principal amount of the Notes, or portion thereof to be prepaid, and accrued interest thereon to the date of such prepayment, together with a premium equal to the Make-Whole Amount, determined as of two Business Days prior to the date of such prepayment pursuant to this 2.2.

Section2.3.Prepayment of Notes upon Change of Control. (a) In the event that any Change of Control (as hereinafter defined) shall occur or the Company shall have knowledge of any proposed Change of Control, the Company will give written notice (the "Company Notice") of such fact in the manner provided in 9.6 hereof to the holders of the Notes. The Company Notice shall be delivered promptly upon receipt of such knowledge by the Company and in any event no later than three Business Days following the occurrence of any Change of Control. The Company Notice shall (1) describe the facts and circumstances of such Change of Control in reasonable detail, (2) make reference to this 2.3 and the right of the holders of the Notes to require prepayment on the terms and conditions provided for in this 2.3, (3) offer in writing to prepay the outstanding Notes, together with accrued interest to the date of prepayment and a premium equal to the then applicable Make-Whole Amount and (4) specify a date for such prepayment (the "Change of Control Prepayment Date"), which Change of Control Prepayment Date shall be not more than 90 days nor less than 30 days following the date of such Company Notice. Each holder of the then outstanding Notes shall have the right to accept such offer and require prepayment in full of the Notes held by such holder by written notice to the Company (a "Noteholder Notice") given not later than 20 days after receipt of the Company Notice. Not later than two Business Days prior to the Change of Control Prepayment Date, the Company shall provide each holder of a Note which has so accepted such offer of prepayment written notice of the premium, if any, payable in connection with such prepayment and, whether or not any premium is payable, a reasonably detailed computation of the Make-Whole Amount including a copy of "Page 500" on the Telerate Service or the Statistical Release used in connection with such computation. The Company shall on the Change of Control Prepayment Date prepay in full all of the Notes held by holders which have so accepted such offer of prepayment. The prepayment price of the Notes payable upon the occurrence of any Change of Control shall be an amount equal to 100% of the outstanding principal amount of the Notes so to be prepaid and accrued interest thereon to the date of such prepayment, together with a premium equal to the then applicable Make-Whole Amount determined as of two Business Days prior to such Change of Control Prepayment Date.

     (b) Without limiting the foregoing, notwithstanding any failure on the part of the Company to give the Company Notice herein required as a result of the occurrence of a Change of Control, each holder of the Notes shall have the right by delivery of written notice to the Company to require the Company to prepay, and the Company will prepay in full, such holder's Notes, together with accrued interest thereon to the date of prepayment and a premium equal to the then applicable Make-Whole Amount; provided that such holder of the Notes shall so notify the Company of its election to require the Company to prepay its Notes in accordance with this 2.3(b) within 90 days after such holder has actual knowledge of any such
Change  of  Control.  Notice of any required prepayment  pursuant  to  this
2.3(b) shall be delivered by any holder of the Notes which was entitled to, but did not receive, such Company Notice to the Company after such holder has actual knowledge of such Change of Control. On the date (the "Change of Control Delayed Prepayment Date") designated in such holder's notice (which shall be not more than 90 days nor less than 30 days following the date of such holder's notice), the Company shall prepay in full all of the Notes held by such holder, together with accrued interest thereon to the date of prepayment and a premium equal to the then applicable Make-Whole Amount. If the holder of any Note gives any notice pursuant to this 2.3(b), the Company shall give a Company Notice within three Business Days of receipt of such notice and identify the Change of Control Delayed Prepayment Date to all holders of the Notes and each of such holders shall then and thereupon have the right to accept the Company's offer to prepay in full the Notes held by such holder and require prepayment of such Notes by delivery of a Noteholder Notice within 20 days following receipt of such Company Notice; provided only that any date for prepayment of such holder's Notes shall be the Change of Control Delayed Prepayment Date. Not later than two Business Days prior to the Change of Control Delayed Prepayment Date, the Company shall provide each holder of a Note which has so accepted such offer of prepayment written notice of the premium, if any, payable in connection with such prepayment and, whether or not any premium is payable, a reasonably detailed computation of the Make-Whole Amount including a copy of "Page 500" on the Telerate Service or the Statistical Release used in connection with such computation. On the Change of Control Delayed Prepayment Date, the Company shall prepay in full the Notes of each holder thereof which has accepted such offer of prepayment at a prepayment price equal to 100% of the outstanding principal amount of the Notes so to be prepaid and accrued interest thereon to the date of such prepayment, together with a premium equal to the then applicable Make-Whole Amount determined as of two Business Days prior to the date of such prepayment pursuant to this 2.3(b).

     (c) As used in this 2.3, a "Change of Control" of the Company shall occur when (1)(i) the Company enters into a binding written commitment with an Acquiring Person to permit such Acquiring Person to acquire, directly or indirectly, beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Company then outstanding, or (ii) there has been a successful completion of a tender offer or exchange offer that results in an Acquiring Person, directly or indirectly, beneficially owning more than 50% of the total voting power of the Voting Stock of the Company then outstanding, or (iii) an Acquiring Person, directly or indirectly, becomes the beneficial owner of more than 50% of the total voting power of the Voting Stock of the Company then outstanding or (iv) there has been a merger between the Company and any other Person, a consolidation of the Company with any other Person, or an acquisition of any other Person by the Company or a Subsidiary of the Company, if immediately after such event, an Acquiring Person shall then hold more than 50% of the total voting power of the Voting Stock of the Company outstanding immediately after giving effect to such merger, consolidation or acquisition, or (v) the capital stock of the Company is no longer Publicly Traded, if in connection therewith and after giving effect thereto the aggregate voting power of the Voting Stock of the Company owned or controlled by the Smith Control Group is less than 90% of the aggregate voting power of the Voting Stock of the Company owned or controlled by the Smith Control Group immediately prior to the last date such capital stock was Publicly Traded and (2) immediately after giving effect thereto either (i) the long-term debt rating of such Acquiring Person, or, with respect to clause (c)(1)(v), the Company, shall be below "BBB-" by Standard & Poor's Corporation or "Baa3" by Moody's Investors Service, Inc. or (ii) if the long-term debt of such Acquiring Person, or, with respect to clause (c)(1)(v), the Company, shall for any reason whatsoever not be rated by Standard & Poor's Corporation and Moody's Investors Service, Inc. then, within 90 days after the occurrence of any event described in clause (c)(1), such Acquiring Person, or, with respect to clause (c)(1)(v), the Company, shall not have received a rating on each series of the Notes of at least "BBB-" by Standard & Poor's Corporation or "Baa3" by Moody's Investors Service, Inc.

     The term "Acquiring Person" shall mean a "person" or "group of persons" within the meaning of Section 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended; provided that notwithstanding the foregoing, "Acquiring Person" shall not be deemed to include any member of the Smith Control Group unless such member has, directly or indirectly, disposed of, sold or otherwise transferred to, or encumbered or restricted (whether by means of voting trust agreement or otherwise) for the benefit of, an Acquiring Person, all or any portion of the voting power of the Voting Stock of the Company directly or indirectly owned or controlled by such member or such member directly or indirectly acquiesces in, consents to or votes all or any portion of the voting power of the Voting Stock of the Company directly or indirectly owned or controlled by such member for the taking of any action which, directly or indirectly, constitutes or would result in a Change of Control, in which event such member of the Smith Control Group shall be deemed to constitute an Acquiring Person to the extent of the voting power of the Voting Stock of the Company owned or controlled by such member.

     The term "Management" shall mean, without duplication, all officers and directors and shareholders of the Company's Class A stock who are not within the definition of Smith Family and who are employed on a full-time basis by the Company on the date immediately preceding the date of any such Change of Control.

     The term "Publicly Traded" shall mean the trading of any capital stock of the Company in any over-the-counter securities market (including the National Association of Securities Dealers Automated Quotations System) or the listing for trading of any capital stock of the Company on the NASDAQ National Market System or any regionally or nationally recognized Securities exchange.

     The term "Smith Control Group" shall mean collectively, the Smith Family and Management.

     The term "Smith Family" shall mean all, or any combination of, or any of the spouse of D. Glen Smith, each of his three sons, Jeffrey P. Smith, Richard D. Smith and Fred L. Smith and any trusts established for the benefit of the natural children or stepchildren of Jeffrey P. Smith, Richard D. Smith or Fred L. Smith; provided that the power to vote any shares of the Company's stock held in such trusts shall have been granted to all, or any combination of, or any of Jeffrey P. Smith, Richard D. Smith, Fred L. Smith or the spouse of D. Glen Smith.

Section2.4.Notice of Optional Prepayments. The Company will give notice of any prepayment of the Notes pursuant to 2.2 to each holder thereof not less than 30 days nor more than 60 days before the date fixed for such optional prepayment specifying (a) such date, (b) the principal amount of the holder's Notes to be prepaid on such date, (c) that a premium may be payable, (d) the date when such premium will be calculated, (e) the estimated premium, (f) whether or not a premium is payable, a reasonably detailed calculation of the Make-Whole Amount including a copy of "Page 500" on the Telerate Service or the Statistical Release used in connection with such computation, and (g) the accrued interest applicable to the prepayment. Such notice of prepayment shall also certify all facts, if any, which are conditions precedent to any such prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with accrued interest thereon and the premium, if any, payable with respect thereto shall become due and payable on the prepayment date specified in said notice. Not later than two Business Days prior to the prepayment date specified in such notice, the Company shall provide each holder of a Note written notice of the premium, if any, payable in connection with such prepayment and, whether or not any premium is payable, a reasonably detailed computation of the Make-Whole Amount including a copy of "Page 500" on the Telerate Service or the Statistical Release used in connection with such computation.

Section2.5.Application of Prepayments. Except in the case of prepayment of the Notes pursuant to 2.3, all partial prepayments shall be applied on all outstanding Notes ratably in accordance with the unpaid principal amounts thereof.

Section2.6.Direct Payment. Notwithstanding anything to the contrary contained in this Agreement or the Notes, in the case of any Note owned by you or your nominee or owned by any subsequent Institutional Holder which has given written notice to the Company requesting that the provisions of this 2.6 shall apply, the Company will pay punctually when due the principal thereof, interest thereon and premium, if any, due with respect to said principal, without any presentment thereof, directly to you, to your nominee or to such subsequent Institutional Holder at your address or your nominee's address set forth in Schedule I hereto or such other address as you, your nominee or such subsequent Institutional Holder may from time to time designate in writing to the Company or, if a bank account with a United States bank is designated for you or your nominee on Schedule I hereto or in any written notice to the Company from you, from your nominee or from any such subsequent Institutional Holder, the Company will make such payments in immediately available Federal funds to such bank account, marked for attention as indicated, or in such other manner or to such other account in any United States bank as you, your nominee or any such subsequent Institutional Holder may from time to time direct in writing.


Section3.Representations.

Section3.1.Representations of the Company. The Company represents and warrants that all representations and warranties set forth in Exhibit B are true and correct as of the date hereof and are incorporated herein by reference with the same force and effect as though herein set forth in full.

Section3.2.Representations of the Purchaser. (a) You represent, and in entering into this Agreement the Company understands, that you are acquiring the Notes for the purpose of investment and not with a view to the distribution thereof, and that you have no present intention of selling, negotiating or otherwise disposing of the Notes; it being understood, however, that the disposition of your property shall at all times be and remain within your control.

     (b) You further represent that: (1) no part of the funds to be used by you to purchase the Notes constitutes assets allocated to any separate account maintained by you; or (2) no part of the funds to be used by you to purchase the Notes constitutes assets allocated to any separate account maintained by you such that the application of such funds constitutes a prohibited transaction under Section 406 of ERISA; or (3) all or a part of such funds constitute assets of one or more separate accounts, trusts or a commingled pension trust maintained by you, and you have disclosed to the Company the names of such employee benefit plans whose assets in such separate account or accounts or pension trusts exceed 10% of the total assets or are expected to exceed 10% of the total assets of such account or accounts or trusts as of the date of such purchase and the Company has advised you in writing (and in making the representations set forth in this clause (3) you are relying on such advice) that the Company is not a party-in-interest nor are the Notes employer securities with respect to the particular employee benefit plan disclosed to the Company by you as aforesaid (for the purpose of this clause (3), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan). As used in this 3.2(b), the terms "separate account," "party-in-interest," "employer securities," and "employee benefit plan" shall have the respective meanings assigned to them in ERISA.


Section4.Closing Conditions.

Section4.1.Conditions. Your obligation to purchase the Notes on the Closing Date set forth opposite your name on Schedule I hereto shall be subject to the performance by the Company of its agreements hereunder which by the terms hereof are to be performed at or prior to the time of delivery of the Notes and to the following further conditions precedent:

          (a) Closing Certificate. You shall have received a certificate dated the Closing Date, signed by Robert D. Bolinder as Executive Vice President, Corporate Planning and Development or Matthew G. Tezak as Senior Vice President and Chief Financial Officer of the Company, the truth and accuracy of which shall be a condition to your obligation to purchase the Notes proposed to be sold to you and to the effect that
     (1) the representations and warranties of the Company set forth in Exhibit B hereto are true and correct on and with respect to the Closing Date, (2) the Company has performed all of its obligations hereunder which are to be performed on or prior to the Closing Date, and (3) no Default or Event of Default has occurred and is continuing.

          (b) Legal Opinions. You shall have received from Chapman and Cutler, your special counsel in this transaction, from Ray, Quinney & Nebeker, independent counsel for the Company and from Michael C. Frei, Esq., General Counsel to the Company, their respective opinions dated the Closing Date, in form and substance satisfactory to you, and covering the matters set forth in Exhibits C, D and E, respectively, hereto.

          (c) Company's Existence and Authority. On or prior to the Closing Date, you shall have received, in form and substance satisfactory to you and your special counsel, such documents and evidence with respect to the Company as you may reasonably request in order to establish the existence and good standing of the Company and the authorization of the transactions contemplated by this Agreement; provided that any certificates of public officials delivered pursuant to this 4.1(c) shall be dated no more than two weeks prior to the Closing Date.

          (d) Related Transactions. The Company shall have consummated the sale of the entire principal amount of the Notes scheduled to be sold on the Closing Date pursuant to the Agreements.

          (e) Private Placement Number. On or prior to the Closing Date, special counsel to the Purchasers of the Notes shall have received from Standard & Poor's CUSIP Service Bureau, as agent for the National Association of Insurance Commissioners, private placement numbers for each series of the Notes.

         (f) Funding Instructions. At least three Business Days prior to the Closing Date, you shall have received written instructions executed by a Responsible Officer of the Company known to you directing the manner of the payment of funds and setting forth (1) the name and address of the transferee bank, (2) such transferee bank's ABA number, (3) the account name and number into which the purchase price for the Notes is to be deposited, and (4) the name and telephone number of the account representative responsible for verifying receipt of such funds.

          (g) Legality of Investment. The Notes to be purchased by you shall be a legal investment for you under the laws of each jurisdiction to which you may be subject (without resort to any so-called "basket provisions" to such laws).

           (h) Satisfactory Proceedings. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be reasonably satisfactory in form and substance to you and your special counsel, and you shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

Section4.2.Waiver of Conditions. If on the Closing Date the Company fails to tender to you the Notes to be issued to you on such date or if the conditions specified in 4.1 have not been fulfilled, you may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in 4.1 have not been fulfilled, you may waive compliance by the Company with any such condition to such extent as you may in your sole discretion determine. Nothing in this 4.2 shall operate to relieve the Company of any of its obligations hereunder or to waive any of your rights against the Company.


Section5.Company Covenants.

     From and after the Closing Date and continuing so long as any amount remains unpaid on any Note:

Section5.1.Corporate Existence, Etc. The Company will preserve and keep in full force and effect, and will cause each Significant Restricted Subsidiary to preserve and keep in full force and effect, its corporate existence and all licenses and permits necessary to the proper conduct of its business, provided that the foregoing shall not prevent any transaction permitted by 5.9.

Section5.2.Insurance. The Company will maintain, and will cause each Significant Restricted Subsidiary to maintain, insurance coverage by financially sound and reputable insurers and in such forms and amounts and against such risks as are maintained by prudent corporations of established reputation engaged in the same or a similar business, owning and operating similar properties and, in the case of the Company, having a consolidated net worth determined in accordance with GAAP similar to the Consolidated Net Worth of the Company at the time in question.

Section5.3.Taxes,  Claims for Labor and Materials;  Compliance  with  Laws.
(a) The Company will promptly pay and discharge, and will cause each Restricted Subsidiary promptly to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon the Company or such Restricted Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Company or such Restricted
Subsidiary, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which are due and which if unpaid might become a Lien upon any property of the Company or such Restricted Subsidiary; provided the Company or such Restricted Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (1) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent (i) the forfeiture or sale of any property of the Company or such Restricted Subsidiary the forfeiture or sale of which could materially affect adversely the properties, business, prospects, ongoing profitability or condition (financial or otherwise) of the Company and its Restricted Subsidiaries or
(ii) any material interference with the use thereof by the Company or such Restricted Subsidiary, and (2) the Company or such Restricted Subsidiary shall set aside on its books, adequate reserves with respect thereto.

    (b) The Company shall promptly comply and shall cause each Restricted Subsidiary to comply with all laws, ordinances or governmental rules and regulations to which it is subject including, without limitation, the Occupational Safety and Health Act of 1970, as amended and ERISA, the violation of which could materially affect adversely the properties, business, prospects, ongoing profitability or condition (financial or otherwise) of the Company and its Restricted Subsidiaries.

    (c) The Company shall promptly comply and shall cause each Restricted Subsidiary to comply in all material respects with all applicable Environmental Laws, now in existence or applicable in the future, if, individually or in the aggregate, failure to comply therewith would materially affect adversely the properties, business, prospects, ongoing profitability or condition (financial or otherwise) of the Company and its Restricted Subsidiaries.

     (d) The Company will not, and will not permit any of its Restricted Subsidiaries to, cause or allow any Hazardous Substance to be present at any time on, in, under or above any real property or any part thereof in which the Company or any Restricted Subsidiary has a direct interest (including, without limitation, ownership thereof or any arrangement for the lease, rental or other use thereof, or the retention of any mortgage or security interest therein or thereon), except in a manner and to the extent that it is in compliance in all material respects with all applicable Environmental Laws and in a manner that will not materially affect adversely the properties, business, prospects, ongoing profitability or condition (financial or otherwise) of the Company and its Restricted Subsidiaries.

Section5.4.Maintenance, Etc. The Company will maintain, preserve and keep, and will cause each Restricted Subsidiary to maintain, preserve and keep, its properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.

Section5.5.Nature of Business. Neither the Company nor any Restricted Subsidiary will engage in any business if, as a result, the nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Restricted Subsidiaries would be substantially different than distributing, either at retail or wholesale, food and drug store products, and operating businesses involving the manufacture, distribution or sale of consumer products and services.

Section5.6.Consolidated Tangible Net Worth. The Company will at all times keep and maintain Consolidated Tangible Net Worth at an amount not less than the sum of (a) $350,000,000 plus (b) 20% of Consolidated Net Income computed on a cumulative basis for each of the elapsed fiscal years ending after December 28, 1991; provided that notwithstanding that Consolidated Net Income for any such elapsed fiscal year may be a deficit figure, no reduction as a result thereof shall be made in the sum to be maintained pursuant hereto.

Section5.7.Limitations on Indebtedness. (a) The Company will not create, assume, guarantee or otherwise incur or in any manner be or become liable in respect of any Funded Debt and will not permit any Restricted Subsidiary to, create, assume, guarantee or otherwise incur or in any manner be or become liable in respect of any Indebtedness, except:

         (1)   Funded Debt evidenced by the Notes;

          (2) Funded Debt of the Company and Indebtedness of Restricted Subsidiaries outstanding as of the Closing Date and described on
     Schedule II hereto;

          (3) additional Funded Debt of the Company and Indebtedness of its Restricted Subsidiaries provided that at the time of creation, issuance, assumption, guarantee or incurrence thereof and after giving effect thereto and to the application of the proceeds thereof:

              (i) the ratio of Net Income Available for Fixed Charges for the immediately preceding four consecutive fiscal quarter period to Pro Forma Fixed Charges for such four consecutive fiscal quarter period (assuming such additional Funded Debt to be so created, issued, assumed, guaranteed or incurred is to be outstanding for the entirety of such four fiscal quarters) shall be not less than 1.45 to 1.00;

              (ii) in the case of the issuance of any Funded Debt of the Company secured by Liens solely permitted by 5.8(j) or the issuance of Indebtedness of a Restricted Subsidiary (other than Indebtedness of a Restricted Subsidiary secured by Liens permitted by 5.8(g)), the sum of (A) all Funded Debt of the Company secured by Liens solely permitted by 5.8(j) and (B) the aggregate amount of all Indebtedness of Restricted Subsidiaries incurred in accordance with the provisions of this clause (ii) would not exceed 10% of Consolidated Tangible Capitalization; and

            (iii)   no Default or Event of Default would exist;

          (4) Subordinated Funded Debt of the Company to a Wholly-owned Restricted Subsidiary; and

          (5) Funded Debt of a Restricted Subsidiary to the Company or to another Restricted Subsidiary.

    (b) Funded Debt issued or incurred in accordance with the limitations of 5.7(a)(2) may be renewed, extended or refunded (without any increase in principal amount remaining unpaid at the time of such renewal, extension or refunding), provided that at the time of such renewal, extension or refunding and after giving effect thereto (1) no Default or Event of Default would exist and (2) and the Company would be permitted by the provisions of 5.7(a)(3)(i) to incur at least $1.00 of additional Funded Debt.

      (c) The Company may acquire any corporation with existing Indebtedness and designate such corporation as a Restricted Subsidiary, provided that at the time of acquisition of such corporation and immediately after giving effect thereto (1) no Default or Event of Default would exist and (2) the Company would be permitted by the provisions of 5.7(a)(3)(i) to incur at least $1.00 of additional Funded Debt.

Section5.8.Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Restricted Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

          (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided that payment thereof is not at the time required by 5.3;

          (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Restricted Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured and for which the Company or such Restricted Subsidiary shall have set aside on its books, adequate reserves with respect thereto;

         (c) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

          (d) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Restricted Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries;

          (e) leases on real property owned by the Company or any Restricted Subsidiary wherein the Company or such Restricted Subsidiary is the lessor; provided that (1) the rentals payable under any such lease are for fair rental value and (2) any such lease is entered into in (i) an "arm's length" transaction and (ii) the ordinary course of the Company's or such Restricted Subsidiary's business;

          (f)    Liens  existing as of the Closing Date  and  described  on
     Schedule II hereto;

          (g) Liens created or incurred after the Closing Date given to secure the payment of the purchase price incurred in connection with the acquisition, construction or improvement of fixed assets useful and intended to be used in carrying on the business of the Company or a Restricted Subsidiary, including Liens existing on such fixed assets at the time of acquisition thereof or at the time of acquisition by the Company or a Restricted Subsidiary of any business entity then owning such fixed assets, whether or not such existing Liens were given to secure the payment of the purchase price of the fixed assets to which they attach, so long as such existing Liens were not incurred, extended or renewed in contemplation of such acquisition, provided that (1) the Lien shall attach solely to the fixed assets acquired, purchased, constructed or improved, (2) such Lien shall have been created or incurred within 270 days of the date of acquisition or purchase or the date of completion of construction or improvements, as the case may be, (3) at the time of acquisition, construction or improvement of such fixed assets, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such fixed assets, whether or not assumed by the Company or a Restricted Subsidiary, shall not exceed an amount equal to the lesser of the total purchase price or fair market value at the time of acquisition of such fixed assets (as determined in good faith by the Board of Directors of the Company), and (4) all such Indebtedness shall have been incurred within the limitations provided in 5.7(a)(3)(i) and (iii);

          (h) Liens created or incurred after the Closing Date on the fixed assets or capital stock of any corporation at the time such corporation becomes a Restricted Subsidiary given to secure the payment of the purchase price incurred in connection with the acquisition of such corporation by the Company or a Restricted
     Subsidiary; provided that (1) the Lien shall attach solely to the fixed assets or capital stock acquired or purchased, (2) such Lien shall have been created or incurred substantially concurrently with such acquisition or purchase, (3) at the time of such acquisition or purchase of such corporation the aggregate amount of Indebtedness secured by such Liens (whether or not assumed by the Company or any Restricted Subsidiary) shall not exceed an amount equal to the lesser of the purchase price or fair market value of such fixed assets or capital stock at the time of such acquisition or purchase thereof (as determined in good faith by the Board of Directors of the Company), and (4) all Indebtedness secured by such Liens shall have been incurred within the limitations provided in 5.7(a)(3)(i) and (iii);

          (i) Liens existing on the fixed assets of any Subsidiary on the date the Company designates such Subsidiary as a Restricted Subsidiary; provided that all Indebtedness secured by such Liens shall have been incurred within the applicable limitations provided in 5.7(c);

          (j) Liens created or incurred after the Closing Date given to secure Funded Debt of the Company or Indebtedness of any Restricted Subsidiary in addition to the Liens permitted by the preceding clauses (a) through (i) hereof; provided that all of such Indebtedness shall have been incurred within the limitations provided in 5.7(a)(3)(i), (ii) and (iii); and

          (k) any extension, renewal or replacement of any Lien permitted by the preceding clauses (f) through (j), inclusive, hereof in respect of the same property theretofore subject to such Lien in connection with the extension, renewal or refunding of the Indebtedness secured thereby; provided that (1) such Lien shall attach solely to the same such property, (2) the principal amount of Indebtedness secured by such Lien shall not have been increased, (3) no Default or Event of Default would exist and (4) after giving effect to any such extension, renewal or replacement, the Company would be permitted by the provisions of 5.7(a)(3)(i) to incur at least $1.00 of additional Funded Debt.

Section5.9.Mergers, Consolidations and Sales of Assets. (a) The Company will not, and will not permit any Restricted Subsidiary to, consolidate with or be a party to a merger with any other Person, or sell, lease or otherwise dispose of all or substantially all of its assets; provided that:

          (1) any Restricted Subsidiary may merge or consolidate with or into the Company or any other Restricted Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation;

          (2) any Restricted Subsidiary may merge or consolidate with any other corporation so long as such Restricted Subsidiary shall be the surviving or continuing corporation and at the time of such merger or consolidation and immediately after giving effect thereto, (i) no Default or Event of Default would exist and (ii) the Company would be permitted by the provisions of 5.7(a)(3)(i) to incur at least $1.00 of additional Funded Debt;

          (3) any Restricted Subsidiary may merge or consolidate into any other corporation; provided that at the time of such merger or consolidation and after giving effect thereto, (i) no Default or Event of Default would exist, (ii) the Company would be permitted by the provisions of 5.7(a)(3)(i) to incur at least $1.00 of additional Funded Debt and (iii) the disposition of such Restricted Subsidiary's assets or capital stock would be permitted by the provisions of 5.9(b) or (c);

          (4) the Company may merge or consolidate with any other corporation if (i) the corporation which results from such merger or consolidation (the "surviving corporation") is organized under the laws of any State of the United States or the District of Columbia,
     (ii) the due and punctual payment of the principal of, premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observation of all of the covenants in the Notes and this Agreement to be performed or observed by the Company are expressly assumed in writing by the surviving corporation and the surviving corporation shall furnish the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the surviving corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, and (iii) at the time of such consolidation or merger and immediately after giving effect thereto,
     (A) no Default or Event of Default would exist and (B) the surviving corporation would be permitted by the provisions of 5.7(a)(3)(i) to incur at least $1.00 of additional Funded Debt;

          (5) the Company may sell or otherwise dispose of all or substantially all of its assets (other than stock and Indebtedness of a Subsidiary, which may only be sold or otherwise disposed of pursuant to 5.9(c)) to any Person for consideration which represents the fair market value (as determined in good faith by the Board of Directors of the Company, a copy of such determination, certified by the Secretary or an Assistant Secretary of the Company, having been furnished to the holders of the Notes) at the time of such sale or other disposition if
     (i) the acquiring Person is a corporation organized under the laws of any State of the United States or District of Columbia, (ii) the due and punctual payment of the principal of, premium, if any, and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants in the Notes and in this Agreement to be performed or observed by the Company are expressly assumed in writing by the acquiring corporation and the acquiring corporation shall furnish the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such acquiring corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, and (iii) at the time of such sale or disposition and immediately after giving effect thereto, (A) no Default or Event of Default would exist and (B) the acquiring corporation would be permitted by the provisions of 5.7(a)(3)(i) to incur at least $1.00 of additional Funded Debt.

     (b)    The  Company  will  not, and will  not  permit  any  Restricted
Subsidiary to, sell, lease, transfer, abandon or otherwise dispose of, assets (except assets sold in the ordinary course of business for fair market value and except as provided in 5.9(a)(5)); provided that the foregoing restrictions do not apply to:

          (1)   the sale, lease, transfer or other disposition of assets of
     a   Restricted  Subsidiary  to  the  Company  or  another   Restricted
     Subsidiary; or

          (2) the sale, lease, transfer or other disposition of any asset of the Company or a Restricted Subsidiary the book value of which at the time of such sale, lease, transfer or other disposition shall be less than $5,000,000; provided that in the opinion of the Company's Chief Executive Officer (i) the sale is for fair value and is in the best interests of the Company and (ii) such sale, lease, transfer or other disposition is not part of a plan by the Company to divest itself of assets (in which event such sale, lease, transfer or other disposition shall be made within the limitations of 5.9(b)(4) or 5.9(c)(3)); or

          (3) the sale or transfer of assets of the Company or a Restricted Subsidiary whenever it is determined in the good faith judgment of the Company's Chief Executive Officer that such assets are obsolete, worn out or without economic value to the Company or any of its Restricted Subsidiaries; or

         (4) the sale of assets for cash or other property to a Person or Persons other than an Affiliate if all of the following conditions are met:

              (i) such assets (valued at net book value) do not, together with all other assets of the Company and its Restricted Subsidiaries previously disposed of during the same fiscal year (other than in the ordinary course of business), exceed 10% of Consolidated Total Assets determined as of the end of the immediately preceding fiscal quarter;

              (ii) in the opinion of the Company's Chief Executive Officer, the sale is for fair value and is in the best interests of the Company; and

             (iii) immediately after the consummation of the transaction and after giving effect thereto, (A) no Default or Event of Default would exist, and (B) the Company would be permitted by the provisions of 5.7(a)(3)(i) to incur at least $1.00 of additional Funded Debt;

     provided, however, that notwithstanding 5.9(b)(4)(i), the Company may sell or otherwise dispose of assets (valued at net book value) which, together with all other assets of the Company and its Restricted Subsidiaries similarly valued and previously disposed of during the same fiscal year, would exceed 10% of Consolidated Total Assets if
     (A) the Company has otherwise satisfied the requirements of 5.9(b)(4)(ii) and (iii), (B) immediately after giving effect to such sale or other disposition, the ratio of Consolidated Free Fixed Assets to unsecured Consolidated Senior Funded Debt would not be less than
     1.25 to 1.00, and (C) the Company shall apply an amount equal to that portion of the proceeds from all such sales or other dispositions in excess of 10% of Consolidated Total Assets (determined as of the end of the immediately preceding fiscal quarter) within twelve months of the date of such sale or other disposition (x) to the acquisition of fixed assets useful and intended to be used in the operations of the Company and its Restricted Subsidiaries as contemplated by 5.5 (as determined in good faith by the Chief Executive Officer of the Company) and having a fair market value (as determined in good faith by the Chief Executive Officer of the Company) at least equal to that of the assets so sold or otherwise disposed of or (y) with respect to the sale of assets secured by Liens permitted by 5.8 hereof, first, to the prepayment (including any applicable prepayment premium) of Senior Funded Debt of the Company secured by such Liens and second, to the prepayment (including any applicable prepayment premium) of unsecured Senior Funded Debt of the Company or (z) with respect to the sale of assets not secured by Liens permitted by 5.8, to the prepayment (including any applicable prepayment premium) of unsecured Senior Funded Debt of the Company, it being understood and agreed by the Company that any such proceeds paid and applied to the prepayment of the Notes shall be prepaid as and to the extent provided in 2.2.

     Computations pursuant to this 5.9(b) shall include dispositions made pursuant to 5.9(c) and computations pursuant to 5.9(c) shall include dispositions made pursuant to this 5.9(b).

     (c) The Company will not, and will not permit any Restricted Subsidiary to, sell, pledge or otherwise dispose of any shares of the stock (including as "stock" for the purposes of this Section any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of a Restricted Subsidiary (said stock, options, warrants and other Securities herein called "Subsidiary Stock") or any Indebtedness of any Restricted Subsidiary, nor will any Restricted Subsidiary issue, sell, pledge or otherwise dispose of any shares of its own Subsidiary Stock, provided that the foregoing restrictions do not apply to:

         (1)   the issue of directors' qualifying shares; or

         (2) the issue of Subsidiary Stock to the Company or to a Wholly-owned Restricted Subsidiary; and

         (3) the sale or other disposition at one time to a Person (other than directly or indirectly to an Affiliate) of the entire Investment of the Company and its other Restricted Subsidiaries in any Restricted Subsidiary if all of the following conditions are met; provided, however, clause (ii) hereof shall only apply to the sale of Significant Restricted Subsidiaries:

               (i) such assets (valued at net book value) of the Restricted Subsidiary do not, together with all other assets of the Company and its Restricted Subsidiaries previously disposed of during the same fiscal year (other than in the ordinary course of business), exceed 10% of Consolidated Total Assets determined as of the immediately preceding fiscal quarter;

             (ii) in the opinion of the Company's Board of Directors, the sale is for fair value and is in the best interests of the Company;

             (iii) immediately after the consummation of the transaction and after giving effect thereto, such Restricted Subsidiary shall have no Indebtedness of or continuing Investment in the capital stock of the Company or of any Restricted Subsidiary and any such Indebtedness or Investment shall have been discharged or acquired, as the case may be, by the Company or a Restricted Subsidiary; and

              (iv) immediately after the consummation of the transaction and after giving effect thereto, (A) no Default or Event of Default would exist, and (B) the Company would be permitted by the provisions of 5.7(a)(3)(i) to incur at least $1.00 of additional Funded Debt;

     provided, however, that notwithstanding 5.9(c)(3)(i), the Company may sell or otherwise dispose of assets (valued at net book value) which, together with all other assets of the Company and its Restricted Subsidiaries similarly valued and previously disposed of during the same fiscal year, would exceed 10% of Consolidated Total Assets if
     (A) the Company has otherwise satisfied the requirements of 5.9(c)(3)(ii), (iii) and (iv), (B) immediately after giving effect to such sale or other disposition, the ratio of Consolidated Free Fixed Assets to unsecured Consolidated Senior Funded Debt would not be less than 1.25 to 1.00, and (C) the Company shall apply an amount equal to that portion of the proceeds from all such sales or other dispositions in excess of 10% of Consolidated Total Assets (determined as of the end of the immediately preceding fiscal quarter) within twelve months of the date of such sale or other disposition (x) to the acquisition of fixed assets useful and intended to be used in the operations of the Company and its Restricted Subsidiaries as contemplated by 5.5
     (as determined in good faith by the Chief Executive Officer of the Company) and having a fair market value (as determined in good faith by the Chief Executive Officer of the Company) at least equal to that of the assets so sold or otherwise disposed of or (y) with respect to the sale of assets secured by Liens permitted by 5.8 hereof, first, to the prepayment (including any applicable prepayment premium) of Senior Funded Debt of the Company secured by such Liens and second, to the prepayment (including any applicable prepayment premium) of unsecured Senior Funded Debt of the Company or (z) with respect to the sale of assets not secured by Liens permitted by 5.8 hereof, to the prepayment (including any applicable prepayment premium) of unsecured Senior Funded Debt of the Company, it being understood and agreed by the Company that any such proceeds paid and applied to the prepayment of the Notes shall be prepaid as and to the extent provided in 2.2.

     Computations pursuant to this 5.9(c) shall include dispositions made pursuant to 5.9(b) and computations pursuant to 5.9(b) shall include dispositions made pursuant to this 5.9(c).

Section5.10.Redesignation of Subsidiaries. (a) The Company may designate any Restricted Subsidiary as an Unrestricted Subsidiary if, immediately after giving effect thereto, (1) no Default or Event of Default would exist, (2) the Company would be permitted by the provisions of 5.7(a)(3) to incur at least $1.00 of additional Funded Debt and (3) such Restricted Subsidiary would not have a continuing Investment in the capital stock or other Securities of the Company or any other Restricted Subsidiary; provided, however, that once a Subsidiary has its designation as a Restricted Subsidiary withdrawn, such Subsidiary may no longer be designated as a Restricted Subsidiary as set forth in paragraph (b) below.

     (b) The Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary if, immediately after giving affect thereto, (1) such Subsidiary is in compliance with all covenants of this Agreement applicable to Restricted Subsidiaries, (2) no Default or Event of Default would exist, and (3) the Company would be permitted by the provisions of 5.7(a)(3) to incur at least $1.00 of additional Funded Debt provided, however, that once a Subsidiary has had its designation as an Unrestricted Subsidiary withdrawn, such Subsidiary may no longer be designated as an Unrestricted Subsidiary as set forth in paragraph (a) above.

     Each change in the designation of a Subsidiary shall be made by resolution of the Board of Directors of the Company and the Company shall within 30 days after such action give written notice thereof to the holders of the Notes.

Section5.11.Repurchase of Notes. Neither the Company nor any Restricted Subsidiary or Affiliate, directly or indirectly, may repurchase or make any offer to repurchase any Notes unless an offer has been made to repurchase Notes, pro rata, from all holders of the Notes at the same time and upon the same terms. In case the Company repurchases or otherwise acquires any Notes, such Notes shall immediately thereafter be cancelled and no Notes shall be issued in substitution therefor. Without limiting the foregoing, upon the purchase or other acquisition of any Notes by the Company, any Restricted Subsidiary or any Affiliate, such Notes shall no longer be outstanding for purposes of any section of this Agreement relating to the taking by the holders of the Notes of any actions with respect hereto, including, without limitation, 6.3, 6.4 and 7.1.

Section5.12.Transactions with Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtained in a comparable arm's-length transaction with a Person other than an Affiliate.

Section5.13.Termination of Pension Plans. The Company will not and will not permit any Subsidiary to withdraw from any Multiemployer Plan or permit any employee benefit plan maintained by it to be terminated if such withdrawal or termination could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) or the imposition of a Lien on any property of the Company or any Subsidiary pursuant to
Section 4068 of ERISA.

Section5.14.Reports and Rights of Inspection. (a) The Company will keep, and will cause each Restricted Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of, or in relation to, the business and affairs of the Company or such Restricted Subsidiary, in accordance with GAAP consistently applied (except for changes disclosed in the financial statements furnished to you pursuant to this 5.14(a) and concurred in by the independent public accountants referred to in 5.14(a)(2) hereof), and will furnish to you so long as you are the holder of any Note and to each other Institutional Holder of the then outstanding Notes (in duplicate if so specified below or otherwise requested), and in the case of the financial statements delivered pursuant to paragraph 5.14(a)(2), to the Securities Valuation Office, National Association of Insurance Commissioners, 195 Broadway, Suite 1903, New York, New York 10007:

         (1) Quarterly Statements. As soon as available and in any event within 60 days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:

               (i) consolidated balance sheets of the Company and its Restricted Subsidiaries as of the close of such quarterly fiscal period, setting forth in comparative form the consolidated figures for the fiscal year then most recently ended,

              (ii) consolidated statements of income of the Company and its Restricted Subsidiaries for such quarterly fiscal period and for the portion of the fiscal year ending with such quarterly fiscal period, in each case setting forth in comparative form the consolidated figures for the corresponding periods of the preceding fiscal year, and

             (iii) consolidated statements of cash flows of the Company and its Restricted Subsidiaries for the portion of the fiscal year ending with such quarterly fiscal period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct by an authorized financial officer of the Company;

          (2) Annual Statements. As soon as available and in any event within 120 days after the close of each fiscal year of the Company, copies of:

               (i) consolidated balance sheets of the Company and its Restricted Subsidiaries as of the close of such fiscal year, and

             (ii) consolidated statements of income and retained earnings and cash flows of the Company and its Restricted Subsidiaries for such fiscal year,

     in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by a report thereon containing an opinion unqualified as to scope limitations imposed by the Company and otherwise without qualification except as therein noted, of a firm of independent public accountants of recognized national standing selected by the Company to the effect that the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and its Restricted Subsidiaries as of the end of the fiscal year being reported on and the consolidated results of the operations and cash flows for said year in conformity with GAAP and that the examination of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as said accountants deemed necessary in the circumstances;

          (3) Audit Reports. Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of the Company or any Restricted Subsidiary and any management letter received from such accountants with respect to such interim or special audits;

          (4) SEC and Other Reports. Promptly upon their becoming available and in any event no later than the date on which such information is distributed to the Company's stockholders, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally and of each regular or periodic report, and any final registration statement or prospectus filed by the Company or any Subsidiary with any Securities exchange or the Securities and Exchange Commission or any successor agency;

          (5) ERISA Reports. Promptly upon the occurrence thereof, written notice of (i) a Reportable Event with respect to any Plan;
     (ii) the institution of any steps by the Company, any ERISA Affiliate, the PBGC or any other Person to terminate any Plan; (iii) the institution of any steps by the Company or any ERISA Affiliate to withdraw from any Plan; (iv) a non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA in connection with any Plan; (v) any material increase in the contingent liability of the Company or any Restricted Subsidiary with respect to any post-retirement welfare liability; or (vi) the taking of any action by, or the threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing;

          (6) Officer's Certificates. Within the periods provided in paragraphs (1) and (2) above, a certificate of an authorized financial officer of the Company stating that such officer has reviewed the provisions of this Agreement and setting forth: (i) the information and computations (in sufficient detail) required in order to establish whether the Company was in compliance with the requirements of 5.6 through 5.9 at the end of the period covered by the financial statements then being furnished, and (ii) whether there existed as of the date of such financial statements and whether, to the best of such officer's knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto;

          (7) Accountant's Certificates. Within the period provided in paragraph (2) above, a certificate of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed this Agreement in connection with making their audit and not solely for the purposes of compliance with this 5.14(a)(7), and stating further whether, in making such audit, anything came to their attention that caused them to believe that the Company had failed in compliance or continues to be in noncompliance with the terms, covenants, provisions and conditions of this Agreement insofar as the same relate, pertain to or involve accounting matters or determinations and if such condition or event then exists, specifying the nature and period of existence thereof;

          (8) Rule 144A. Except at such times as the Company is a reporting company under Section 13 or 15(d) of the Securities and
     Exchange Act of 1934, as amended, or has complied with the requirements for the exemption from registration under the Securities and Exchange Act of 1934, as amended, set forth in Rule 12g3-2(b) under such Act, such financial or other information as any holder of the Notes or any Person designated by such holder may reasonably determine is required to permit such holder to comply with the requirements of Rule 144A promulgated under the Act in connection with the resale by it of the Notes, in any such case promptly after the same is requested; and

          (9) Requested Information. With reasonable promptness, such other data and information as you or any such Institutional Holder may reasonably request.

     (b) Without limiting the foregoing, the Company will permit you, so long as you are the holder of any Note, and each Institutional Holder of the then outstanding Notes (or such Persons as either you or such Institutional Holder may designate), to visit and inspect, under the Company's guidance, any of the properties of the Company or any Restricted Subsidiary, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss their respective affairs, finances and accounts with their respective officers, employees, and, after prior written notice thereof to the Company, independent public accountants (and by this provision the Company authorizes said accountants to discuss with you the finances and affairs of the Company and its Restricted Subsidiaries) all at such reasonable times and as often as may be reasonably requested. Subject to the provisions of
6.3 and 9.4 hereof, any visitation shall be at your sole expense or the sole expense of any such Institutional Holder.


Section6.Events of Default and Remedies Therefor.

Section6.1.Events of Default. Any one or more of the following shall constitute an "Event of Default" as such term is used herein:

          (a) Default shall occur in the payment of interest on any Note when the same shall have become due and such default shall continue for more than five Business Days; or

         (b) Default shall occur in the making of any required prepayment on any of the Notes as provided in 2.1; or

          (c) Default shall occur in the making of any other payment of the principal of any Note or premium, if any, thereon at the expressed or any accelerated maturity date or at any date fixed for prepayment; or

          (d) Default shall occur in the observance or performance of any covenant or agreement contained in 5.5 through 5.13 or 5.14(b); or

          (e) Default shall occur in the observance or performance of any other provision of this Agreement which is not remedied within 30 days after the earlier of (1) the day on which a Responsible Officer of the Company first obtains knowledge of such Default, or (2) the day on which written notice thereof is given to the Company by the holder of any Note; provided that in the case of any Default pursuant to this 6.1(e) which cannot with due diligence be cured within such 30-day period, if the Company shall proceed promptly to cure the same and thereafter prosecute the curing of such Default with due diligence, the time within which to cure such Default shall be extended for such period as may be necessary but in no event more than 60 additional days; or

          (f) Default shall be made in the payment when due (whether by lapse of time, by declaration, by call for redemption or otherwise) of the principal of or interest on any Indebtedness for borrowed money (other than the Notes) under any indenture, agreement or other instrument under which any Indebtedness for borrowed money of the Company or any Restricted Subsidiary aggregating $10,000,000 or more is outstanding and such default or event shall occur at the maturity of, or result in the acceleration of, any Indebtedness for borrowed money of the Company or any Restricted Subsidiary outstanding thereunder and such acceleration shall not have been rescinded or annulled; or

          (g) Default or the happening of any event shall occur under any indenture, agreement or other instrument under which any Indebtedness for borrowed money of the Company or any Restricted Subsidiary aggregating $10,000,000 or more is outstanding and such default or event shall occur at the maturity of, or result in the acceleration of, any Indebtedness for borrowed money of the Company or any Restricted Subsidiary outstanding thereunder and such acceleration shall not have been rescinded or annulled; or

          (h) Any representation or warranty made by the Company herein, or made by the Company in any statement or certificate furnished by the Company in connection with the consummation of the issuance and delivery of the Notes or furnished by the Company pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof; or

          (i) Final judgment or final judgments for the payment of money aggregating in excess of $10,000,000 (excluding for purposes of such determination the amount of any insurance proceeds received by, or paid on behalf of, the Company or any Restricted Subsidiary in respect of such judgment or judgments) is or are outstanding against the Company or any Restricted Subsidiary or against any property or assets of either and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of which is the lesser of (i) 60 days from the date of its entry or
     (ii) the amount of days (not less than 30 days) from the date of its entry which are required to elapse prior to a judgment creditor in such jurisdiction being permitted to execute upon such final judgment; or

          (j) A custodian, liquidator, trustee or receiver is appointed for the Company or any Restricted Subsidiary or for the major part of the property of either and is not discharged within 30 days after such appointment; or

         (k) The Company or any Significant Restricted Subsidiary becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Company or any Restricted Subsidiary applies for or consents to the appointment of a custodian, liquidator, trustee or receiver for the Company or such Restricted Subsidiary or for the major part of the property of either; or

           (l) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any Restricted Subsidiary and, if instituted against the Company or any Restricted Subsidiary, are consented to or are not dismissed within 30 days after such institution.

Section6.2.Notice to Holders. When any Default or Event of Default described in the foregoing 6.1 has occurred, or if the holder of any Note or of any other evidence of Indebtedness for borrowed money of the Company gives any notice or takes any other action with respect to a claimed default, the Company agrees to give notice within three Business Days of such event to all holders of the Notes then outstanding.

Section6.3.Acceleration of Maturities. When any Event of Default described in paragraph (a), (b) or (c) of 6.1 has happened and is continuing, any holder of any Note may, by written notice to the Company in the manner provided in 9.6, declare the entire principal and all interest accrued on the Notes held by such holder to be, and such Notes shall five Business
Days from the date of such written notice become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived and when any Event of Default described in paragraphs (a) through (i), inclusive, of said 6.1 has happened, the holder or holders of 66-2/3% or more of the principal amount of Notes at the time outstanding may, by written notice to the Company in the manner provided in 9.6, declare the entire principal and all interest accrued on all Notes to be, and all Notes shall five Business Days from the date of such written notice become, forthwith due and payable, without any presentment, demand, protest or other notice of any
kind,  all  of  which  are  hereby expressly waived.   Notwithstanding  the
foregoing, if at any time the Company or any Restricted Subsidiary shall have outstanding unsecured indebtedness for borrowed money which matures more than 365 days from the date of origin thereof (other than letters of credit for the benefit of the Company or any Restricted Subsidiary) that may become due and payable fewer than five Business Days from the date of notice of acceleration thereof, then the number of Business Days after which the Notes shall become due and payable after written notice of acceleration thereof, pursuant to this 6.3, shall be reduced to such fewer
amount  of  Business  Days.   When  any  Event  of  Default  described   in
paragraph (j), (k) or (l) of 6.1 has occurred, then all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind. Upon the Notes becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay to the holders of the Notes the entire principal and interest accrued on the Notes and, to the extent not prohibited by applicable law, an amount as liquidated damages for the loss of the bargain evidenced hereby (and not as a penalty) equal to the Make-Whole Amount, determined as of the date on which the Notes shall so become due and payable; provided, however, no Make-Whole Amount shall be due and payable if, within four Business Days after the Notes have been declared due and payable pursuant to this 6.3, the Company shall have satisfied the requirements of 6.4(a) through (c), inclusive, and shall have given notice thereof in the manner set forth in
59.6  to  each  of  the  holders of the Notes then  outstanding.   Anything
contained in the proviso in the preceding sentence notwithstanding and provided that this sentence shall relate exclusively to said proviso, if the Notes shall be paid pursuant to this 6.3 without premium on or after the fifth Business Day after the Notes have been so declared due and payable and such payment shall for any reason whatsoever subsequently be set aside upon the bankruptcy, insolvency, dissolution or reorganization of the Company, the Company agrees that there shall then and thereupon become due and owing the principal, interest and Make-Whole Amount, if any, on the Notes heretofore so paid. No course of dealing on the part of the holder or holders of any Notes nor any delay or failure on the part of any holder of Notes to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. The Company further agrees, to the extent permitted by law, to pay to the holder or holders of the Notes all costs and expenses incurred by them in the collection of any Notes or in connection with any amendments, waivers or
consents,  including,  without  limitation,  any  amendments,  waivers   or
consents resulting from any work-out, renegotiation or restructuring upon any Default hereunder or thereon, including reasonable compensation to such holder's or holders' attorneys for all services rendered in connection therewith.

Section6.4.Rescission of Acceleration. The provisions of 6.3 are subject to the condition that if the principal of and accrued interest on any outstanding Note has been declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (a) through
(c), inclusive, of 6.1, with respect to such Note, the holder of such Note may, and if the principal and accrued interest on all outstanding Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (a) through (i), inclusive, of 6.1, the holders of 66-2/3% in aggregate principal amount of the Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

          (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement;

          (b) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest or premium on the Notes which has become due and payable solely by reason of such declaration under 6.3) shall have been duly paid; and

          (c) each and every Default and Event of Default shall have been made good, cured or waived pursuant to 7.1;

and   provided  further,  that  no  such  rescission  and  annulment  shall
(1) extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto or (2) extend to or affect any declaration by any holder of any Note pursuant to the first sentence of
6.3 unless and to the extent such holder has rescinded and annulled such declaration.


Section7.Amendments, Waivers and Consents.

Section7.1.Consent Required. Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holders of at least 66-2/3% in aggregate principal amount of outstanding Notes; provided that without the written consent of the holders of all of the Notes then outstanding, no such amendment or waiver shall be effective (a) which will change the time of payment (including any prepayment required by 2.1 or 2.3) of the principal of, premium, if any, or the interest on any Note or reduce the principal amount thereof or reduce the rate of interest thereon, or
(b)  which will change the method of calculating the Make-Whole Amount,  or
(c) which will change any of the provisions with respect to optional prepayments, or (d) which will change the percentage of holders of the Notes required to consent to any such amendment or waiver of any of the provisions of this 7 or 6 or 5.11.

Section7.2.Solicitation of Holders. So long as there are any Notes outstanding, the Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each holder of Notes (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of Notes as consideration for or as an inducement to entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions of this Agreement or the Notes unless such remuneration is concurrently offered, on the same terms, ratably to the holders of all Notes then outstanding. Promptly and in any event within 30 days of the date of execution and delivery of any such waiver or amendment, the Company shall provide a true, correct and complete copy thereof to each of the holders of the Notes.

Section7.3.Effect of Amendment or Waiver; Scope of Consent. (a) Any such amendment or waiver shall apply equally to all of the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

     (b) Any consent to an amendment or waiver given pursuant to this 7.3 by a holder of a Note which has (1) transferred or agreed to transfer all or a portion of its Notes to the Company, any Subsidiary or any Affiliate of the Company and (2) provided such consent as a condition to such transfer, shall be valid and binding only upon such holder. Any amendment or waiver which becomes effective only with such consent (and the consents of all other holders of the Notes which were acquired under the same or similar conditions) shall be valid and binding only upon such holder or holders.


Section8.Interpretation of Agreement; Definitions.

Section8.1.Definitions. Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

     "Acquiring Person" shall have the meaning set forth in 2.3(c).

     "Affiliate" shall mean any Person (other than a Restricted Subsidiary)
(a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (b) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Company or (c) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

     "Agreements" shall have the meaning set forth in 1.3.

     "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in New York, New York or Salt Lake City, Utah are required by law to close.

     "Capitalized Lease" shall mean any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

     "Change of Control" shall have the meaning set forth in 2.3(c).

     "Change of Control Delayed Prepayment Date" shall have the meaning set forth in 2.3(b).

     "Change of Control Prepayment Date" shall have the meaning set forth in 2.3(a).

     "Closing Date" shall have the meaning set forth in 1.2.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations from time to time promulgated thereunder.

     "Company" shall mean Smith's Food & Drug Centers, Inc., a Delaware corporation, and any Person who succeeds to all, or substantially all, of the assets and business of Smith's Food & Drug Centers, Inc. pursuant to the provisions 5.9.

     "Company Notice" shall have the meaning set forth in 2.3(a).

     "Consolidated Free Fixed Assets" shall mean as of the date of any determination thereof (a) Consolidated Total Assets of the Company (valued at net book value) less (b) the sum of (1) the book value of all assets of the Company and its Restricted Subsidiaries properly classified as "current assets" or "intangible assets" in accordance with GAAP, (2) deferred assets and prepaid expenses and (3) the book value of all property and assets which are subject to Liens created, incurred, granted or assumed by the Company or any of its Restricted Subsidiaries other than (i) Liens upon assets described in the foregoing clause (b)(1) and (ii) Liens permitted by 5.8(a) through (e), inclusive.

     "Consolidated Funded Debt" shall mean all Funded Debt of the Company and its Restricted Subsidiaries, determined on a consolidated basis eliminating intercompany items.

     "Consolidated Net Income" for any period shall mean the gross revenues of the Company and its Restricted Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

          (a) any gains or losses on the sale or other disposition of Investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

         (b)   the proceeds of any life insurance policy;

         (c) net earnings and losses of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary;

          (d) net earnings and losses of any corporation (other than a Restricted Subsidiary), substantially all the assets of which have been acquired in any manner by the Company or any Restricted Subsidiary, realized by such corporation prior to the date of such acquisition;

          (e) net earnings and losses of any corporation (other than a Restricted Subsidiary) with which the Company or a Restricted Subsidiary shall have consolidated or which shall have merged into or with the Company or a Restricted Subsidiary prior to the date of such consolidation or merger;

         (f) net earnings of any business entity (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Restricted Subsidiary in the form of cash distributions;

         (g) any portion of the net earnings of any Restricted Subsidiary which for any reason is unavailable for payment of dividends to the Company or any other Restricted Subsidiary;

          (h) earnings resulting from any reappraisal, revaluation or write-up of assets;

          (i) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

          (j) any gain arising from the acquisition of any Securities of the Company or any Restricted Subsidiary;

          (k) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during such period; and

         (l)   any other extraordinary gain or loss.

     "Consolidated Net Worth" shall mean, as of the date of any determination thereof, the amount of the capital stock accounts (net of treasury stock, at cost) plus (or minus in the case of a deficit) the
surplus   and   retained  earnings  of  the  Company  and  its   Restricted
Subsidiaries.

     "Consolidated Senior Funded Debt" shall mean all Senior Funded Debt of the Company and its Restricted Subsidiaries, determined on a consolidated basis after eliminating intercompany items.

     "Consolidated  Tangible  Capitalization"  shall  mean   the   sum   of
(a) Consolidated Funded Debt, plus (b) Consolidated Tangible Net Worth.

     "Consolidated Tangible Net Worth" shall mean, as of the date of any determination thereof, the sum of:

         (a)   Consolidated Net Worth;

Minus

          (b) the net book value, after deducting any reserves applicable thereto, of all items of the following character which are included in the assets of the Company and its Restricted Subsidiaries, to wit:

              (1) the incremental increase in an asset resulting from any reappraisal, revaluation or write-up of assets; and

                (2)    (i)  unamortized  debt  discount  and  expense   and
          (ii) goodwill, organization or experimental expenses, patents, patent applications, permits, trademarks, trade names, copyrights, licenses, research and development expenses, franchises and other like intangibles acquired by the Company or any of its Restricted Subsidiaries after the Closing Date (other than existing intangibles described on Schedule II hereto);

all determined in accordance with GAAP.

     "Consolidated Total Assets" shall mean as of the date of any determination thereof the total amount of all assets of the Company and its Restricted Subsidiaries determined, on a consolidated basis, in accordance with GAAP.

     "Default" shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

     "Environmental Law" shall mean any past, present or future Federal, state, local or foreign statutory or common law, and any regulation, code, plan, order, decree, judgment, court opinion, permit, grant, franchise, concession, restriction, agreement or injunction issued, entered, promulgated or approved under any thereof, in any such case relating to
(a) the environment or human health or safety, including without limitation, any law relating to emissions, discharges, releases or threatened releases of Hazardous Substances into the environment (including, without limitation, air, surface water, groundwater or land) of polychlorinated biphenyls, asbestos, fractious petroleum, petroleum derivatives or by-products, or (b) the manufacture, generation, refining, processing, distribution, management, use, sale, treatment, receipt, storage, disposal, transport, arranging for transport, or handling of Hazardous Substances, including without limitation the following: the Comprehensive Environmental Response, Compensation and Liability Act of
1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act, as amended, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976, the Safe Drinking Water Control Act, the Clean Air Act of 1966, as amended, the Toxic Substances Control Act of 1976, the Occupational Safety and Health Act of 1977, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, the National Environmental Policy Act of 1975, the Oil
Pollution Act of 1990 and any similar or implementing state law, and any state statute and any further amendments to these laws providing for financial responsibility for cleanup or other actions with respect to the release or threatened release of Hazardous Substances or crude oil, or any fraction thereof and all rules, regulations, guidance documents and publication promulgated thereunder.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

     "ERISA Affiliate" shall mean any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in section 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.

     "Event of Default" shall have the meaning set forth in 6.1.

     "Fixed Charges" for any period shall mean on a consolidated basis the sum of (a) all Rentals (other than Rentals on Capitalized Leases) payable during such period by the Company and its Restricted Subsidiaries, and
(b) all Interest Charges on all Indebtedness (including the interest component of Rentals on Capitalized Leases) of the Company and its Restricted Subsidiaries payable during such period.

     "Funded Debt" of any Person shall mean, without duplication, (a) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of assets in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not the obligation to make such payments shall constitute a current liability of the obligor under GAAP, (b) all Rentals payable in respect of Capitalized Leases of such Person, (c) all Guaranties by such Person and (d) all letters of credit by such Person (other than letters of credit used to finance purchases of inventory in the ordinary course of business or used to finance the cost of construction of improvements to property which property is otherwise subject to a construction contract).

     "Funding Subsidiary" shall have the meaning set forth in 9.8.

     "GAAP" shall mean generally accepted accounting principles applicable in the United States at the time in question.

     "Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (b) to advance or supply funds (1) for the purchase or payment of such Indebtedness or obligation, (2) to maintain working capital or other balance sheet conditions or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation,
(c) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (d) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

     "Hazardous Substance" shall mean any contaminant, pollutant or toxic or hazardous substance, and any substance that is defined or listed as a hazardous, toxic or dangerous substance under any Environmental Law or that is otherwise regulated or prohibited under any Environmental Law as a hazardous, toxic or dangerous substance, including any substance which is:
(a) defined as a hazardous substance under Section 311 of the Federal Water Pollution Control Act (33 U.S.C. 1317) as amended; (b) regulated as a hazardous waste under Section 1004 or Section 3001 of the Federal Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.), as amended; (c) defined as a hazardous substance under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9601 et seq.), as amended, or
(d) defined or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any of the foregoing statutes.

     "Indebtedness" of any Person shall mean and include all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (a) obligations of such Person for borrowed money evidenced by bonds, debentures, notes or similar Securities or which has been incurred in connection with the acquisition of property or assets,
(b) obligations secured by any Lien upon property, assets or services owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (c) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property,
(d) Rentals payable in respect of Capitalized Leases, (e) letters of credit by such Person (other than letters of credit used to finance purchases of inventory in the ordinary course of business or used to finance the cost of construction of improvements to property which property is otherwise subject to a construction contract), and (f) Guaranties of obligations of others of the character referred to in this definition.

     "Institutional  Holder"  shall  mean any  of  the  following  Persons:
(a) any bank, savings and loan association, savings institution, trust company or national banking association, acting for its own account or in a fiduciary capacity, (b) any charitable foundation, (c) any insurance company, (d) any fraternal benefit society, (e) any pension, retirement or profit sharing trust or fund within the meaning of Title I of ERISA or for which any bank, trust company, national banking association or investment adviser registered under the Investment Advisers Act of 1940, as amended, is acting as trustee or agent, (f) any investment company or business development company, as defined in the Investment Company Act of 1940, as amended, (g) any small business investment company licensed under the Small Business Investment Act of 1958, as amended, (h) any broker or dealer registered under the Securities Exchange Act of 1934, as amended, or any investment adviser registered under the Investment Adviser Act of 1940, as amended, (i) any government, any public employees' pension or retirement system, or any other government agency supervising the investment of public funds, (j) any venture capital operating company as defined in 29 CFR 2510.3-101(d), (k) any other entity all of the equity owners of which are Institutional Holders or (l) any other Person which may be within the definition of "qualified institutional buyer" as such term is used in Rule 144A, as from time to time in effect, promulgated under the Securities Act of 1933, as amended.

     "Interest Charges" for any period shall mean all interest and all amortization of debt discount and expense on any particular Indebtedness (including, without limitation, payment-in-kind, zero coupon and other like Securities) for which such calculations are being made. Computations of Interest Charges on a pro forma basis for Indebtedness having a variable interest rate shall be calculated at the rate in effect on the date of any determination.

     "Investments"  shall mean all investments, in cash or by  delivery  of property made, directly or indirectly, in any Person, whether by acquisition of shares of capital stock, Indebtedness or other obligations or Securities or by loan, advance, capital contribution or otherwise.

     "Lease" shall mean any lease of real property (other than a Capitalized Lease and any lease between the Company and a Restricted Subsidiary or between any Restricted Subsidiaries) regardless of the duration of the term thereof and any lease of personal property (other than a Capitalized Lease and any lease between the Company and a Restricted Subsidiary or between any Restricted Subsidiaries) having an original term, including any period for which the lease may be renewed or extended at the option of the lessor, of more than three years.

     "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage,  encumbrance, pledge, conditional sale  or  trust  receipt  or  a
lease,  consignment  or bailment for security purposes.   The  term  "Lien"
shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For the purposes of this Agreement, the Company or a Restricted Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

     "Make-Whole Amount" shall mean in connection with any prepayment or acceleration of the Notes the excess, if any, of (a) the aggregate present values as of the date of such prepayment of each dollar of principal being prepaid (taking into account the application of such prepayment required by 2.1, if any,) and the amount of interest (exclusive of interest accrued to the date of prepayment) that would have been payable in respect of such dollar if such prepayment had not been made, determined by discounting such amounts semiannually at the Reinvestment Rate from the respective dates on which they would have been payable, over (b) 100% of the principal amount of the Notes being prepaid at the date such Notes are to be prepaid. If the applicable Reinvestment Rate at the time of determination of the Make-Whole Amount is equal to or higher than 6.44% in the case of any payment or prepayment of the Series 1993-E Notes, 6.54% in the case of any payment or prepayment of the Series 1993-F Notes, 6.69% in the case of any payment or prepayment of the Series 1993-G Notes or 6.94% in the case of any payment or prepayment of the Series 1993-H Notes, the Make-Whole Amount for any payment or prepayment of Notes of such series is zero. For purposes of any determination of the Make-Whole Amount:

          "Reinvestment Rate" shall mean .50%, plus the yield reported, as of 10:00 a.m. (New York, New York time) on the Business Day next preceding the date of prepayment or payment of the Notes on the display designated as "Page 500" on the Telerate Service (or such other display as may replace "Page 500" on the Telerate Service) for
     actively   traded   U.S.  Treasury  Securities   having   a   maturity
     corresponding to the series of Notes then being prepaid or paid as of the date of prepayment or payment or if such yield shall not be reported as of such time or if the yields reported as of such time are not ascertainable in accordance with the preceding clause, then the arithmetic mean of the yields for the two columns under the heading "Week Ending" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of the principal being prepaid (taking into account the application of such prepayment required by 2.1, if any). If no maturity exactly corresponds to such Weighted Average Life to Maturity, yields for the published maturity next longer than the Weighted Average Life to Maturity and for the published maturity next shorter than the Weighted Average Life to Maturity shall be calculated pursuant to the Telerate Service or the Statistical Release, as the case may be, and the Reinvestment Rate shall be interpolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest
     month.   For  the purposes of calculating the Reinvestment  Rate,  the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used if required by the first sentence of the definition of Reinvestment Rate.

          "Statistical Release" shall mean the then most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the holders of 66-2/3% in aggregate principal amount of the outstanding Notes.

          "Weighted Average Life to Maturity" of the principal amount of the Notes being prepaid shall mean, as of the time of any determination thereof, the number of years obtained by dividing the then Remaining Dollar-Years of such principal by the aggregate amount of such principal. The term "Remaining Dollar-Years" of such principal shall mean the amount obtained by (1) multiplying (i) the remainder of (A) the amount of principal that would have become due on each scheduled payment date if such prepayment had not been made, less
     (B) the amount of principal on the Notes scheduled to become due on such date after giving effect to such prepayment and the application thereof in accordance with the provisions of 2.1, if any, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination and such scheduled payment date, and (2) totalling the products obtained in (1).

     "Management" shall have the meaning set forth in 2.3(c).

     "Minority Interests" shall mean any shares of stock of any class of a Restricted Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Company and/or one or more of its Restricted Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

     "Multiemployer Plan" shall have the same meaning as in ERISA.

     "Net Income Available for Fixed Charges" for any period shall mean the sum of (a) Consolidated Net Income during such period plus (to the extent deducted in determining Consolidated Net Income), (b) all provisions for any Federal, state or other income taxes made by the Company and its Restricted Subsidiaries during such period and (c) Fixed Charges of the Company and its Restricted Subsidiaries during such period.

     "Notes" shall have the meaning set forth in 1.1.

     "Noteholder Notice" shall have the meaning set forth in 2.3(a).

     "Overdue Rate" shall mean (a) in the case of the Series 1993-E Notes 8.44%, (b) in the case of the Series 1993-F Notes 8.54% (c) in the case of the Series 1993-G Notes 8.69% and (d) in the case of the Series 1993-H Notes 8.94%.

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

     "Plan" means a "pension plan," as such term is defined in ERISA, established or maintained by the Company or any ERISA Affiliate or as to which the Company or any ERISA Affiliate contributed or is a member or otherwise may have any liability.

     "Pro Forma Fixed Charges" for any period shall mean, as of the date of any determination thereof, the maximum aggregate amount of Fixed Charges which would have become payable by the Company and its Restricted Subsidiaries in such period determined on a pro forma basis giving effect as of the beginning of such period to the incurrence of any Funded Debt thereof (including Rentals on Capitalized Leases) and the concurrent retirement of outstanding Funded Debt or termination of any Capitalized Leases thereof.

     "Purchasers" shall have the meaning set forth in 1.1.

     "Rentals" shall mean and include as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the Lease or Capitalized Lease or surrender of the property) payable by the Company or a Restricted Subsidiary, as lessee or sublessee under a Lease or Capitalized Lease of real or personal property (less, in the case of any determination of Fixed Charges, any rents received by the Company or such Restricted Subsidiary as sublessor under any sublease of the same such real or personal property). Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

     "Reportable Event" shall have the same meaning as in ERISA.

     "Responsible Officer" shall mean the Chairman of the Board and Chief Executive Officer, the President and the Chief Operating Officer, the Executive Vice President and Chief Financial Officer or the Senior Vice President, Finance and Treasurer of the Company.

     "Restricted Subsidiary" shall mean each Subsidiary (a) 80% or more (by number of votes) of the Voting Stock of which is legally and beneficially owned by the Company, (b) which conducts substantially all of its business and has substantially all of its assets within the United States of America, (c) which is organized under the laws of the United States or any State thereof and (d) which has not been designated as an Unrestricted Subsidiary on Schedule III attached hereto or in accordance with 5.10 of this Agreement.

     "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

     "Senior Funded Debt" shall mean all Consolidated Funded Debt, other than Subordinated Funded Debt.

     "Significant   Restricted  Subsidiary"  shall  mean  each   Restricted
Subsidiary which meets any of the following conditions:

          (a) the Company's and its other Restricted Subsidiaries' Investments in such Restricted Subsidiary exceed the lesser of 1% of the Consolidated Total Assets as of the end of the most recently completed fiscal year or $1,000,000; or

          (b) the Company's and its other Restricted Subsidiaries' proportionate share of the total assets (after eliminating intercompany items) of such Restricted Subsidiary determined in accordance with GAAP exceeds the lesser of 1% of the Consolidated Total Assets as of the end of the most recently completed fiscal year or $1,000,000; or

          (c) the Company's and its other Restricted Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of such Restricted Subsidiary exceeds the lesser of 1% of such income of the Company and its Restricted Subsidiaries for the most recently completed fiscal year or $1,000,000.

     "Smith Family" shall have the meaning set forth in 2.3(c).

     "Subordinated Funded Debt" shall mean all unsecured Funded Debt of the Company which (a) has a final maturity later than December 1, 2015, (b) is not subject to repayment prior to December 1, 2015, whether by means of a sinking fund, periodic maturities, required prepayments or other analogous payments or otherwise, (c) by its express terms prohibits optional prepayments in whole or in part prior to December 1, 2015 and (d) is at all times evidenced by a written instrument or instruments containing subordination provisions substantially in the form set forth in Exhibit F attached hereto providing for the subordination thereof to other Indebtedness of the Company, including, without limitation, the Notes, or such other provisions as may be approved in writing by the holders of not less than 100% in aggregate principal amount of the outstanding Notes.

     The term "subsidiary" shall mean as to any particular parent corporation any corporation of which more than 50% (by number of votes) of the Voting Stock shall be beneficially owned, directly or indirectly, by such parent corporation. The term "Subsidiary" shall mean a subsidiary of the Company.

     "Unrestricted Subsidiary" shall mean any Subsidiary or Restricted Subsidiary which is designated as an Unrestricted Subsidiary in Schedule III attached hereto or in accordance with 5.10 of this Agreement.

     "Voting Stock" shall mean Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

     "Wholly-owned" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) and all Indebtedness for borrowed money of such Subsidiary shall be owned by the Company and/or one or more of its Wholly-owned Subsidiaries.

Section8.2.Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

Section8.3.Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.


Section9.Miscellaneous.

Section9.1.Registered Notes. The Company shall cause to be kept at its principal office a register for the registration and transfer of the Notes, and the Company will register or transfer or cause to be registered or transferred, as hereinafter provided any Note issued pursuant to this Agreement.

     At any time and from time to time the holder of any Note which has been duly registered as hereinabove provided may transfer such Note upon surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing.

     The Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement. Payment of or on account of the principal, premium, if any, and interest on any Note shall be made to or upon the written order of such registered holder.

Section9.2.Exchange of Notes. At any time and from time to time, upon not less than ten days' notice to that effect given by the holder of any Note initially delivered or of any Note substituted therefor pursuant to 9.1, this 9.2 or 9.3, and, upon surrender of such Note at its office, the Company will deliver in exchange therefor, without expense to such holder, except as set forth below, a Note for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, or Notes in the denomination of $100,000 (or such lesser amount as shall constitute 100% of the Notes of such holder) or any amount in excess thereof as such holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, registered in the name of such Person or Persons as may be designated by such holder, and otherwise of the same form and tenor as the Notes so surrendered for exchange. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer.

Section9.3.Loss, Theft, Etc. of Notes. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company will make and deliver without expense to the holder thereof, a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note. If the Purchaser or any subsequent Institutional Holder is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of such Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Company.

Section9.4.Expenses, Stamp Tax Indemnity. Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly all of your out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including but not limited to the reasonable charges and disbursements of Chapman and Cutler, your special counsel, duplicating and printing costs and charges for shipping the Notes, adequately insured to you at your home office or at such other place as you may designate, and all such expenses relating to any amendments, waivers or consents pursuant to the provisions hereof (whether or not the same are actually executed and delivered), including, without limitation, any amendments, waivers, or consents resulting from any work-out, renegotiation or restructuring relating to the performance by the Company of its obligations under this Agreement and the Notes. The Company also agrees to pay reasonable attorney's  fees  incurred  by  a holder of the  Notes  in  evaluating  any controversy and enforcing such holders rights and remedies under this Agreement. The Company also agrees that it will pay and save you harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Notes, whether or not any Notes are then outstanding. The Company agrees to protect and indemnify you against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement. Without limiting the foregoing, the Company agrees to pay the cost of obtaining the private placement numbers for each series of Notes and authorizes the submission of such information as may be required by Standard & Poor's CUSIP Service Bureau for the purposes of obtaining such numbers.

Section9.5.Powers and Rights Not Waived; Remedies Cumulative. No delay or failure on the part of the holder of any Note in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of any Note are cumulative to, and are not exclusive of, any rights or remedies any such holder would otherwise have.

Section9.6.Notices. All communications provided for hereunder shall be in writing and, if to you, delivered by facsimile communication and delivered or mailed prepaid by registered or certified mail or overnight air courier, in each case addressed to you at your address appearing on Schedule I to this Agreement or such other address as you or the subsequent holder of any
Note initially issued to you may designate to the Company in writing, and if to the Company, delivered or mailed by registered or certified mail or overnight air courier, or by facsimile communication, to the Company at 1550 South Redwood Road, Salt Lake City, Utah 84104, Attention: Executive Vice President, Corporate Planning and Development or to such other address as the Company may in writing designate to you or to a subsequent holder of the Note initially issued to you; provided, however, that a notice to you by overnight air courier shall only be effective if delivered to you at a street address designated for such purpose in Schedule I, and a notice to you by facsimile communication shall only be effective if made by confirmed transmission to you at a telephone number designated for such purpose in
Schedule I, or, in either case, as you or a subsequent holder of any Note initially issued to you may designate to the Company in writing.

Section9.7.Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to your benefit and to the benefit of your successors and assigns, including each successive holder or holders of any Notes.

Section9.8.Substitution of Purchaser. You shall have the right to substitute one of your wholly-owned subsidiaries (the "Funding Subsidiary") as the purchaser of the Notes to be purchased by you by written notice delivered to the Company, which notice shall be signed by you and the Funding Subsidiary, shall be accompanied by the Funding Subsidiary's agreement to be bound by this Agreement and by a confirmation by the
Funding   Subsidiary  of  the  accuracy  with  respect   to   it   of   the
representations set forth in 3.2 (subject to any exception necessary to reflect the intention, if any, of such Funding Subsidiary to transfer to you at a subsequent date all or any portion of the Notes to be purchased by
it). The Company agrees that, upon receipt of such notice, wherever the words "you" or "Purchaser" are used in this Agreement, such words shall be deemed to refer to the Funding Subsidiary in lieu of you. The Company understands that in the event the Funding Subsidiary shall purchase the Notes, shortly after the purchase of the Notes and pursuant to a registration statement filed under the Securities Act of 1933, as amended, or in a transaction exempt from the registration requirements of such Act, the Funding Subsidiary may transfer the Notes to you or one of your affiliates, whereupon wherever the word "you" is used in this Agreement (other than this 9.8) such words shall be deemed to refer to you or such affiliate, as the case may be, in lieu of the Funding Subsidiary.

Section9.9.Survival of Covenants and Representations. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, shall survive the closing and the delivery of this Agreement and the Notes.

Section9.10.Severability. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid or unenforceable.

Section9.11.Governing Law. This Agreement and the Notes issued and sold hereunder shall be governed by and construed in accordance with internal laws of the State of New York law without regard to its conflict of laws.

Section9.12.Submission to Jurisdiction. The Company hereby expressly waives all right to object to jurisdiction or execution in any legal action or proceeding relating to this Agreement or the Notes which it may now or hereafter have by reason of its domicile or by reason of any subsequent or other domicile. The Company agrees that any legal action or proceeding with respect to this Agreement or any Note, or any instrument, agreement or document mentioned or contemplated herein, or to enforce any judgment obtained against the Company in any such legal action or proceeding against it or any of its properties or revenues may be brought by the holder of any
Note in the courts of the State of New York or of the United States of America located in New York, New York, as the holder of any Note may elect, and by execution and delivery of this Agreement, the Company irrevocably submits to each such jurisdiction for such purpose only.

     In addition, the Company hereby, to the extent not prohibited by applicable law, irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement or the Notes brought in any of the aforesaid courts, and hereby, to the extent not prohibited by applicable law, further irrevocably and unconditionally waives and agrees not to plead or claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section9.13.Reproduction of Documents. This Agreement and all related documents, including (a) consents, waivers and modifications which may be subsequently be executed, (b) documents received by you at the closing of your purchase of the Notes (except the Notes themselves), and (c) financial statements, certificates and other information previously or subsequently furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and you may destroy any original document so reproduced. The
Company agrees and stipulates that any such reproduction shall, to the extent permitted by applicable law, be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not the reproduction was made by you in the regular course of business) and that any enlargement, facsimile or further reproduction of the reproduction shall likewise be admissible in evidence.

Section9.14.Captions. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                                    Smith's Food & Drug Centers, Inc.


                                    By
                                      Its

Accepted as of December 3, 1993.

                                      [Variation]



                                      By
                                                                     Its



                                      [By
                                                                     Its]
                     Smith's Food & Drug Centers, Inc.


                     6.44% Senior Note, Series 1993-E,
                           Due December 1, 2005


No. 1993-ER-                                              PPN 83205* BH 1
                                                         ____________, ____
$

     Smith's Food & Drug Centers, Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to or registered assigns
                    on the first day of December, 2005
                          the principal amount of


                                                      Dollars ($        )
and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 6.44% per annum from the date hereof until maturity, payable semi-annually on the first day of each June and December in each year (commencing on the first such day after the date of issue) and at maturity. The Company agrees to pay interest on overdue principal (including any overdue optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 8.44% per annum after the due date, whether by acceleration or otherwise, until paid.

     Both the principal hereof and interest hereon are payable at the principal office of the Company in Salt Lake City, Utah in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts. If any amount of principal, premium, if any, or interest on or in respect of this Note becomes due and payable on any date which is not a Business Day, such amount shall be payable on the immediately preceding Business Day. "Business Day" means any day other than a Saturday, Sunday or other day on which banks in New York, New York or Salt Lake City, Utah are required by law to close.

     This Note is one of the Company's $81,000,000 aggregate principal amount 6.44% Senior Notes, Series 1993-E, due December 1, 2005 (the "Series 1993-E Notes") which together with the Company's $21,000,000 aggregate principal amount 6.54% Senior Notes, Series 1993-F, due December 1, 2007 (the "Series 1993-F Notes"), the Company's $35,000,000 aggregate principal amount 6.69% Senior Notes, Series 1993-G, due December 1, 2010 (the "Series 1993-G Notes") and the Company's $13,000,000 aggregate principal amount 6.94% Senior Notes, Series 1993-H, due
December 1, 2015 (the "Series 1993-H Notes", said Series 1993-H Notes together with the Series 1993-E Notes the Series 1993-F Notes and the 1993-G Notes are hereinafter referred to collectively as the "Notes") issued or to be issued under and pursuant to the terms and provisions of the separate Note Agreements, each dated as of November 1, 1993 (collectively, the "Note Agreements"), entered into by the Company with the original Purchasers therein referred to and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreements to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Note Agreements for a statement of such rights and benefits.

     This Note and the other Notes outstanding under the Note Agreements may be declared due prior to their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreements.

     The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note Agreements.

     This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

     This Note and said Note Agreements are governed by and construed in accordance with the internal laws of the State of New York without regard to its conflict of laws.

                                    Smith's Food & Drug Centers, Inc.



                                    By
                                      Its
                     Smith's Food & Drug Centers, Inc.


                     6.54% Senior Note, Series 1993-F,
                           Due December 1, 2007


No. 1993-FR-                                              PPN 83205* BJ 7
                                                         ____________, ____
$

     Smith's Food & Drug Centers, Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to or registered assigns
                    on the first day of December, 2007
                          the principal amount of


                                                      Dollars ($        )
and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 6.54% per annum from the date hereof until maturity, payable semi-annually on the first day of each June and December in each year (commencing on the first such day after the date of issue) and at maturity. The Company agrees to pay interest on overdue principal
(including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 8.54% per annum after the due date, whether by acceleration or otherwise, until paid.

     Both the principal hereof and interest hereon are payable at the principal office of the Company in Salt Lake City, Utah in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts. If any amount of principal, premium, if any, or interest on or in respect of this Note becomes due and payable on any date which is not a Business Day, such amount shall be payable on the immediately preceding Business Day. "Business Day" means any day other than a Saturday, Sunday or other day on which banks in New York, New York or Salt Lake City, Utah are required by law to close.

     This Note is one of the Company's $21,000,000 aggregate principal amount 6.54% Senior Notes, Series 1993-F, due December 1, 2007 (the "Series 1993-F Notes") which together with the Company's $81,000,000 aggregate principal amount 6.44% Senior Notes, Series 1993-E, due December 1, 2005 (the "Series 1993-E Notes"), the Company's $35,000,000 aggregate principal amount 6.69% Senior Notes, Series 1993-G, due December 1, 2010 (the "Series 1993-G Notes") and the Company's $13,000,000 aggregate principal amount 6.94% Senior Notes, Series 1993-H, due
December 1, 2015 (the "Series 1993-H Notes", said Series 1993-H Notes together with the Series 1993-E Notes, the Series 1993-F Notes and the
Series  1993-G  Notes  are  hereinafter referred  to  collectively  as  the
"Notes") issued under and pursuant to the terms and provisions of the separate Note Agreements, each dated as of November 1, 1993 (collectively, the "Note Agreements"), entered into by the Company with the original
Purchasers therein referred to and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreements to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Note Agreements for a statement of such rights and benefits.

     This Note and the other Notes outstanding under the Note Agreements may be declared due prior to their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreements.

     The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note Agreements.

     This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

     This Note and said Note Agreements are governed by and construed in accordance with the internal laws of the State of New York without regard to its conflict of laws.

                                    Smith's Food & Drug Centers, Inc.



                                    By
                                      Its
                     Smith's Food & Drug Centers, Inc.


                     6.69% Senior Note, Series 1993-G,
                           Due December 1, 2010


No. 1993-GR__                                             PPN 83205* BK 4
                                                         ____________, ____
$

     Smith's Food & Drug Centers, Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to or registered assigns
                    on the first day of December, 2010
                          the principal amount of


                                                      Dollars ($        )
and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 6.69% per annum from the date hereof until maturity, payable semi-annually on the first day of each June and December in each year (commencing on the first such day after the date of issue) and at maturity. The Company agrees to pay interest on overdue principal (including any overdue optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 8.69% per annum after the due date, whether by acceleration or otherwise, until paid.

     Both the principal hereof and interest hereon are payable at the principal office of the Company in Salt Lake City, Utah in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts. If any amount of principal, premium, if any, or interest on or in respect of this Note becomes due and payable on any date which is not a Business Day, such amount shall be payable on the immediately preceding Business Day. "Business Day" means any day other than a Saturday, Sunday or other day on which banks in New York, New York or Salt Lake City, Utah are required by law to close.

     This Note is one of the Company's $35,000,000 aggregate principal amount 6.69% Senior Notes, Series 1993-G, due December 1, 2010 (the "Series 1993-G Notes") which together with the Company's $81,000,000 aggregate principal amount 6.44% Senior Notes, Series 1993-E, due December 1, 2005 (the "Series 1993-E Notes"), the Company's $21,000,000 aggregate principal amount 6.54% Senior Notes, Series 1993-F, due December 1, 2007 (the "Series 1993-F Notes") and the Company's $13,000,000 aggregate principal amount 6.94% Senior Notes, Series 1993-H, due
December 1, 2015 (the "Series 1993-H Notes", said Series 1993-H Notes together with the Series 1993-E Notes, the Series 1993-F Notes and the Series 1993-G Notes are hereinafter referred to collectively as the "Notes") issued or to be issued under and pursuant to the terms and provisions of the separate Note Agreements, each dated as of November 1, 1993 (collectively, the "Note Agreements"), entered into by the Company with the original Purchasers therein referred to and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreements to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Note Agreements for a statement of such rights and benefits.

     This Note and the other Notes outstanding under the Note Agreements may be declared due prior to their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreements.

     The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note Agreements.

     This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

     This Note and said Note Agreements are governed by and construed in accordance with the internal laws of the State of New York without regard to its conflict of laws.

                                    Smith's Food & Drug Centers, Inc.



                                    By
                                      Its
                     Smith's Food & Drug Centers, Inc.


                     6.94% Senior Note, Series 1993-H,
                           Due December 1, 2015


No. 1993-1HR-                                             PPN 83205* BL 2
                                                         ____________, ____
$

     Smith's Food & Drug Centers, Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to or registered assigns
                    on the first day of December, 2015
                          the principal amount of


                                                      Dollars ($        )
and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 6.94% per annum from the date hereof until maturity, payable semi-annually on the first day of each June and December in each year (commencing on the first such day after the date of issue) and at maturity. The Company agrees to pay interest on overdue principal (including any overdue optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 8.94% per annum after the due date, whether by acceleration or otherwise, until paid.

     Both the principal hereof and interest hereon are payable at the principal office of the Company in Salt Lake City, Utah in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts. If any amount of principal, premium, if any, or interest on or in respect of this Note becomes due and payable on any date which is not a Business Day, such amount shall be payable on the immediately preceding Business Day. "Business Day" means any day other than a Saturday, Sunday or other day on which banks in New York, New York or Salt Lake City, Utah are required by law to close.

     This Note is one of the Company's $13,000,000 aggregate principal amount 6.94% Senior Notes, Series 1993-H, due December 1, 2015 (the "Series 1993-H Notes") which together with the Company's $81,000,000 aggregate principal amount 6.44% Senior Notes, Series 1993-E, due December 1, 2005 (the "Series 1993-E Notes"), the Company's $21,000,000 aggregate principal amount 6.54% Senior Notes, Series 1993-F, due December 1, 2007 (the "Series 1993-F Notes") and the Company's $35,000,000 aggregate principal amount 6.69% Senior Notes, Series 1993-G, due
December 1, 2010 (the "Series 1993-G Notes", said Series 1993-G Notes together with the Series 1993-E Notes, the Series 1993-F Notes and the Series 1993-H Notes are hereinafter referred to collectively as the "Notes") issued or to be issued under and pursuant to the terms and provisions of the separate Note Agreements, each dated as of November 1, 1993 (collectively, the "Note Agreements"), entered into by the Company with the original Purchasers therein referred to and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreements to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Note Agreements for a statement of such rights and benefits.

     This Note and the other Notes outstanding under the Note Agreements may be declared due prior to their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreements.

     The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note Agreements.

     This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

     This Note and said Note Agreements are governed by and construed in accordance with the internal laws of the State of New York without regard to its conflict of laws.

                                    Smith's Food & Drug Centers, Inc.



                                    By
                                      Its